UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2007
GLG Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
390 Park Avenue, 20th Floor
New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(212) 224-7200
Freedom Acquisition Holdings, Inc.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.02. Results of Operations and Financial Condition.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 4.01. Changes in Registrant’s Certifying Accountant.
Item 5.01. Change in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change In Fiscal Year.
Item 5.06. Change in Shell Company Status.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1: RESTATED CERTIFICATE OF INCORPORATION
EX-10.1.1: FORM OF INDEMNITY AGREEMENT
EX-10.1.2: SCHEDULE IDENTIFYING AGREEMENTS SUBSTANTIALLY IDENTICAL TO THE FORM OF INDEMNITY AGREEMENT
EX-10.2.1: RESTRICTED STOCK AGREEMENT
EX-16.1: LETTER RE: CHANGE IN CERTIFYING ACCOUNTANT
EX-99.1: FINANCIAL INFORMATION
EX-99.2: MANAGEMENT'S DISCUSSION AND ANALYSIS
EX-99.3: UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01. Entry into a Material Definitive Agreement.
Stock Purchase Agreement
     GLG Partners, Inc. (formerly named Freedom Acquisition Holdings, Inc.) (the “Company”) is expected to be designated as the purchaser by GLG Partners LP under the stock purchase agreement dated June 13, 2007 between GLG Partners LP and Emerald Tree Foundation, an independent Bermuda charitable foundation, with respect to the purchase from Emerald Tree Foundation of all of the outstanding shares of GLG Holdings Inc., the parent company of GLG Inc., for $2.5 million. GLG Inc., based in New York, provides GLG Partners LP with dedicated research and administrative services with respect to its U.S.-focused investment strategies. The closing of the stock purchase is conditioned on, among other things, the registration with the U.S. Securities and Exchange Commission (the “SEC”) of GLG Partners LP or GLG Inc. as an investment adviser under the U.S. Investment Advisers Act of 1940. Upon completion of the stock purchase, GLG Inc. will become an indirect wholly owned subsidiary of the Company.
Non-Competition Agreements
     On November 2, 2007, each of Noam Gottesman, Pierre Lagrange and Emmanuel Roman entered into a non-competition agreement with the Company pursuant to which, for a period of five years following such date, he will not compete with the Company or solicit its key personnel, irrespective of whether he remains employed by the Company during such time.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 2, 2007, the Company completed the acquisition (the “Acquisition”) of GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited (each, an “Acquired Company” and collectively, the “Acquired Companies”) pursuant to a Purchase Agreement dated as of June 22, 2007 (the “Purchase Agreement”) among the Company, the Company’s wholly owned subsidiaries, FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, Jared Bluestein, as the buyers’ representative, Noam Gottesman, as the sellers’ representative, Lehman (Cayman Islands) Ltd, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Blue Hill Trust (collectively, the “GLG Shareowners”). Messrs. Gottesman, Lagrange and Roman are collectively referred to herein as the “Principals”, and the trustees of the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust are collectively referred to herein as the “Trustees”.
     Effective upon the consummation of the Acquisition, (1) each Acquired Company became a subsidiary of the Company, (2) the business and assets of GLG Partners LP and its affiliated entities (collectively, “GLG”) became the Company’s only operations and (3) the Company changed its name to GLG Partners, Inc. The Acquisition is described in greater detail in the definitive proxy statement dated October 12, 2007 (the “Definitive Proxy Statement”), in the sections entitled “The Acquisition Proposal” beginning on page 61, the “Acquisition” beginning on page 67 and the “The Purchase Agreement”

beginning on page 77, which information is incorporated herein by reference. The description of the Acquisition in the Definitive Proxy Statement is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Annex A to the Definitive Proxy Statement.
     In exchange for their equity interests in the Acquired Companies, the GLG Shareowners received:
•	$976,107,300 in cash;

•	$23,892,700 in promissory notes in lieu of all or a portion of the cash consideration payable to electing GLG Shareowners;

•	230,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) which consists of:
•	138,095,007 shares of Common Stock, including 10,000,000 shares of Common Stock issued for the benefit of the Company’s employees, service providers and certain key personnel under the Company’s 2007 Restricted Stock Plan (the “Restricted Stock Plan”);

•	33,000,000 shares of Common Stock payable by the Company upon exercise of certain put or call rights with respect to 33,000,000 ordinary shares issued by FA Sub 1 Limited to certain GLG Shareowners. Each of the ordinary shares issued by FA Sub 1 Limited to these GLG Shareowners has been put by the holder to the Company in exchange for one share of Common Stock;

•	58,904,993 shares of Common Stock to be issued upon the exchange of 58,904,993 exchangeable Class B ordinary shares (the “Exchangeable Shares”) issued by FA Sub 2 Limited to certain GLG Shareowners. Each Exchangeable Share is exchangeable at any time at the election of the holder for one share of Common Stock; and
•	58,904,993 shares of Series A voting preferred stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) issued with the corresponding Exchangeable Shares which carry only voting rights and nominal economic rights and which will automatically be redeemed on a share—for—share basis as Exchangeable Shares are exchanged for shares of Common Stock.
     The aggregate of $1.0 billion in cash and promissory notes necessary to pay the cash portion of the purchase price to the GLG Shareowners was financed through a combination of (1) approximately $571.1 million of proceeds raised in the Company’s initial public offering and the co-investment by its sponsors, Berggruen Holdings North America Ltd. (“Berggruen Holdings”) and Marlin Equities II, LLC (“Marlin Equities”), immediately prior to the consummation of the acquisition (as described in greater detail under Item 3.02 below) (the “Sponsors’ Co-Investment”) and (2) bank debt financing of $530.0 million of the $570.0 million available under the credit facilities (as described in greater detail in the Definitive Proxy Statement in the section entitled “Agreements Related to the Acquisition—Credit Facilities” beginning on page 90). The remaining capacity under the credit facilities has been drawn down.

Business
     The business of the Company is described in the Definitive Proxy Statement in the section entitled “Information about GLG” beginning on page 187, which information is incorporated herein by reference.
Risk Factors
     The risks associated with the Company’s business are described in the Definitive Proxy Statement in the section entitled “Risk Factors” beginning on page 26, which information is incorporated herein by reference.
Financial Information
     The financial information of GLG, GLG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosure About Market Risk set forth under Item 9.01 of this Current Report on Form 8-K are incorporated herein by reference.
     The Company’s financial information, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk with respect to the quarter and nine months ended September 30, 2007 in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 filed by the Company on October 19, 2007 in the sections entitled “Financial Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” beginning on pages 10 and 12, respectively, which information is incorporated herein by reference.
Properties
     The principal executive office of the Company is located at 390 Park Avenue, 20th Floor, New York, NY 10022. The facilities of the Company are described in the Definitive Proxy Statement in the section entitled “Information about GLG—Properties” beginning on page 205, which information is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
     The beneficial ownership of the Common Stock immediately after the completion of the Acquisition is described in the Definitive Proxy Statement in the section entitled “Beneficial Ownership of Securities” beginning on page 231, which information is incorporated herein by reference.
Directors and Executive Officers
     The directors and executive officers of the Company immediately after the consummation of the Acquisition are described in the Definitive Proxy Statement in the section entitled “Management Following the Acquisition” beginning on page 213, which information is incorporated herein by reference.
     Information regarding the reconstitution of the Company’s Board of Directors (the “Board”) and its committees, effective as of November 2, 2007 set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Director and Executive Officer Compensation
     The compensation of the Company’s directors and executive officers after the completion of the Acquisition is described in the Definitive Proxy Statement in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” beginning on pages 218 and 222, respectively, which information is incorporated herein by reference. Effective November 2, 2007, the Board made certain changes to director and executive officer compensation, which is discussed below under Item 5.02 to this Current Report on Form 8-K and is incorporated herein by reference.
     The description of director and executive compensation prior to the completion of the Acquisition in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed by the Company on March 27, 2007 in the section entitled “Executive Compensation— Compensation Committee Interlocks and Insider Participation” beginning on page 57 is incorporated herein by reference.
Certain Relationships and Related Transactions, and Director Independence
     The description of certain relationships and related transactions of the Company contained in the sections of the Definitive Proxy Statement entitled “Summary—The Acquisition—Interests of Freedom Directors and Officers in the Acquisition” beginning on page 16, “Summary—The Acquisition—Interests of Principals, Trustees and Key Personnel of GLG in the Acquisition” beginning on page 17, “Certain Relationships and Related Person Transactions” beginning on page 225 and “Management Following the Acquisition—Controlled Company” beginning on page 215 is incorporated herein by reference.
Legal Proceedings
     The description of the legal proceedings of the Company in the Definitive Proxy Statement in the section entitled “Information about GLG—Legal and Regulatory Proceedings” beginning on page 206 is incorporated herein by reference.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
     Information about the market price, number of stockholders and dividends for the securities of the Company are described in the Definitive Proxy Statement in the section entitled “Price Range of Freedom Securities” beginning on page 212, which information is incorporated herein by reference.
     The closing price per share of the Company’s units, common stock and warrants as reported on the American Stock Exchange on November 2, 2007, was $19.55, $13.70 and $6.00, respectively. Beginning on November 5, 2007, the Company’s units, common stock and warrants began trading on the New York Stock Exchange (the “NYSE”).
Recent Sales of Unregistered Securities
     Information regarding recent sales of unregistered securities set forth under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.
Description of Registrant’s Securities
     The description of the Common Stock, the Series A Preferred Stock, the Exchangeable Shares and other securities of the Company contained in the Definitive Proxy Statement in the section entitled

     “The Authorized Share Proposal —Description of Capital Stock” beginning on page 104 is incorporated herein by reference.
Indemnification of Directors and Officers
     On November 2, 2007, the Board authorized the Company to enter into an indemnification agreement approved by the Board with each of the Company’s directors, each of the Company’s executive officers and certain other key employees. The Company may from time to time enter into additional indemnification agreements in substantially the identical form with future directors, officers, employees and agents of the Company.
     These agreements generally provide for the indemnity of the director, officer, employee or agent, as the case may be, and the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred in various legal proceedings in which they may be involved by reason of their service as a director, officer, employee or agent of the Company to the extent permitted by the Delaware General Corporation Law (the “DGCL”).
     The Company’s restated certificate of incorporation provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by the DGCL.
     The DGCL permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. The Company’s restated certificate of incorporation provides that the Company’s directors are not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which a director derived an improper personal benefit.
     The Company’s amended bylaws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. The Company’s directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Financial Statements and Supplementary Data
     Information concerning the financial statements and supplementary data of the Company set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     Information concerning a change in the Company’s independent registered public accounting firm set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.
Financial Statements and Exhibits
     Information concerning the financial information of the Company set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.
     Financial information of GLG for the nine months ended and as of September 30, 2007 set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     As previously disclosed in the Company’s Current Report on Form 8-K dated October 31, 2007, the Company entered into a credit agreement with a syndicate of banks arranged and led by Citigroup Global Markets, Inc. providing FA Sub 3 Limited, subject to customary conditions, with: (i) a 5-year non-amortizing revolving credit facility in a principal amount of up to $40.0 million; and (ii) a 5-year amortizing term loan facility in a principal amount of up to $530.0 million. On November 2, 2007, the Company borrowed $530.0 million under the term loan facility.
Item 3.02. Unregistered Sales of Equity Securities.
Sponsors’ Co-Investment
     In connection with the Company’s initial public offering, the Company’s sponsors, Berggruen Holdings and Marlin Equities, previously agreed to purchase in equal amounts an aggregate of 5,000,000 units, each consisting of one share of Common Stock and one warrant to purchase a share of Common Stock, at $10.00 per unit ($50.0 million in the aggregate) in a private placement immediately prior to the consummation of any business combination, including the Acquisition. The issuance of securities in the Sponsors’ Co-Investment immediately prior to the consummation of the Acquisition was made in reliance upon an available exemption from registration under the Securities Act, by reason of Section 4(2) thereof, to persons who are “accredited investors”, as defined in Regulation D promulgated under the Securities Act. The description of the Sponsors’ Co-Investment in the Company’s Registration Statement on Form S-1 (Registration Nos. 333-136248 and 333-139593) is qualified in its entirety by reference to each of the Sponsors’ Warrant and Co-Investment Units Subscription Agreements which are filed therewith as Exhibits 10.7 and 10.8, respectively, and incorporated herein by reference.
The Acquisition
     Information regarding the issuance of securities in the Acquisition set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
     The issuance of securities in the Acquisition was made in reliance upon an available exemption from registration under the Securities Act, by reason of Section 4(2) thereof, Regulation S or other appropriate exemptions, to persons who are “accredited investors,” as defined in Regulation D promulgated under the Securities Act. The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the sections of the Definite Proxy Statement entitled “The Acquisition Proposal” beginning on page 61, the “Acquisition” beginning on page 67 and the “The Purchase Agreement” beginning on page 77, which information is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     Information concerning amendments to the Company’s certificate of incorporation and bylaws set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.
Previous Independent Registered Public Accounting Firm
     On November 2, 2007, the Company dismissed Rothstein, Kass & Company, P.C. (“Rothstein”) as its independent registered public accounting firm.
     The report of Rothstein on the Company’s financial statements for the fiscal year ended December 31, 2006, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Rothstein audited the balance sheet of the Company (a corporation in the development stage) as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from June 8, 2006 (date of inception) to December 31, 2006. Rothstein’s audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, Rothstein expressed no such opinion.
     The Audit Committee of the Board recommended and approved, and the Board also approved, the decision to change independent registered public accounting firms.
     In connection with the audit of the Company’s financial statements for the most recently completed fiscal year ended December 31, 2006, and for the period through November 2, 2007, there have been no disagreements with Rothstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report.
     There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
     The Company has given permission to Rothstein to respond fully to the inquiries of the successor auditor, including concerning the subject matter of any reportable events.
     Rothstein has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of Rothstein’s letter, dated November 2, 2007, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
New Independent Registered Public Accounting Firm
     As of November 2, 2007, the Audit Committee of the Board appointed Ernst & Young LLP as its independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2007. Ernst & Young LLP had previously served as GLG’s independent registered public accounting firm.
     From June 8, 2006 (date of inception) through November 2, 2007, the Company has not consulted with Ernst & Young LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.01. Change in Control of Registrant
     As a result of the consummation of the Acquisition and the Sponsors’ Co-Investment on November 2, 2007, the GLG Shareowners beneficially own, directly or indirectly, approximately 70% of the outstanding voting securities of the Company on a fully diluted basis.
     In addition, the Principals, the Trustees, Sage Summit LP and Lavender Heights Capital LP (the “Voting Agreement Parties”) entered into a voting agreement which became effective upon consummation of the Acquisition. The Voting Agreement Parties beneficially own Common Stock and Series A Preferred Stock which collectively represent approximately 54% of the Company’s voting power and have the ability to elect the Board. Therefore, the Company is a “controlled company” for purposes of Section 303(A) of the NYSE Listed Company Manual. As a “controlled company”, the Company is exempt from certain governance requirements otherwise required by the NYSE, including the requirement that the Company have a nominating and corporate governance committee. Reference is made to the section of the Definitive Proxy Statement entitled “Management Following the Acquisition—Controlled Company”, which information is incorporated herein by reference.
     Pursuant to the voting agreement described above, the Company has agreed not to take certain actions without the consent of the Voting Agreement Parties so long as they collectively beneficially own (1) more than 25% of the voting stock of the Company and at least one Principal is an employee, partner or member of the Company or any of its subsidiaries or (2) more than 40% of the voting stock of the Company. Because of their ownership of approximately 54% of the voting power of the Company, the Voting Agreement Parties will also be able to determine the outcome of all matters requiring stockholder approval (other than those requiring a super-majority vote) and will be able to cause or prevent a change of control of the Company or a change in the composition of the Board, and could preclude any unsolicited acquisition of our company. In addition, because they collectively may determine the outcome of a stockholder vote, they could deprive stockholders of an opportunity to receive a premium for their shares as part of a sale of the Company, and that voting control could ultimately affect the market price of the Company’s securities. The foregoing description of the voting agreement is qualified in its entirety by reference to the section of the Definite Proxy Statement entitled “Agreements Related to the Acquisition—Voting Agreement” beginning on page 96, which information is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
     In connection with the consummation of the Acquisition on November 2, 2007, Nicolas Berggruen resigned from his positions as President and Chief Executive Officer of the Company, and Herbert A. Morey resigned as a director of the Company due to auditor independence issues.
     In connection with the consummation of the Acquisition on November 2, 2007, the following individuals were elected executive officers of the Company:

Name	Position

Noam Gottesman	Chairman of the Board and Co-Chief Executive Officer

Emmanuel Roman	Co-Chief Executive Officer

Simon White	Chief Financial Officer

Alejandro San Miguel	General Counsel and Corporate Secretary

     Information regarding each of these executive officers is contained in the section of the Definitive Proxy Statement entitled “Management Following the Acquisition” beginning on page 213 is incorporated herein by reference.
Employment Agreements
     Upon consummation of the Acquisition on November 2, 2007, employment agreements between the Company and each of Messrs. Gottesman, Roman, White and San Miguel became effective.
Noam Gottesman
     Pursuant to an employment agreement with the Company, Mr. Gottesman serves as Chairman and Co-Chief Executive Officer of the Company. Under the terms of his employment agreement, Mr. Gottesman receives an annual salary of $400,000 and other benefits as set forth in the employment agreement. Mr. Gottesman is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the Company’s 2007 Long-Term Incentive Plan (the “LTIP”), provided that no awards will be granted to him for 2007.
     Mr. Gottesman also entered into employment agreements with each of GLG Partners LP and GLG Partners Services LP. Pursuant to his employment agreement with GLG Partners LP, Mr. Gottesman serves as Co-Chief Executive Officer and Managing Director of GLG Partners LP and receives an annual salary of $400,000. Pursuant to his employment agreement with GLG Partners Services LP, Mr. Gottesman receives an annual salary of $200,000. The other material terms of Mr. Gottesman’s employment agreements with each of GLG Partners LP and GLG Partners Services LP are the same as those contained in his employment agreement with the Company.
Emmanuel Roman
     Pursuant to an employment agreement with the Company, Mr. Roman serves as Co-Chief Executive Officer of the Company. Under the terms of his employment agreement, Mr. Roman receives an annual salary of $400,000 and other benefits as set forth in the employment agreement. Mr. Roman is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the LTIP, provided that no awards will be granted to him for 2007.
     Mr. Roman also entered into employment agreements with each of GLG Partners LP and GLG Partners Services LP. Pursuant to his employment agreement with GLG Partners LP, Mr. Roman serves as Co-Chief Executive Officer and Managing Director of GLG Partners LP and receives an annual salary of $400,000. Pursuant to his employment agreement with GLG Partners Services LP, Mr. Roman receives an annual salary of $200,000. The other material terms of Mr. Roman’s employment agreements with each of GLG Partners LP and GLG Partners Services LP are the same as those contained in his employment agreement with the Company.
Simon White
     Pursuant to an employment agreement with the Company, Mr. White serves as Chief Financial Officer of the Company. Under the terms of his employment agreement, Mr. White receives an annual salary of $500,000 and other benefits as set forth in the employment agreement. Mr. White is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the LTIP.
     Mr. White also participates in the limited partner profit share arrangement and equity participation plan described in the Definitive Proxy Statement in the sections entitled “GLG

Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Employee Compensation and Benefits and Limited Partner Profit Share” and “—Limited Partnership Profit Share” beginning on pages 140 and 141, respectively, which information is incorporated herein by reference. On November 2, 2007, Mr. White’s interest letter with Laurel Heights LLP was amended to provide that he will no longer receive any partnership draw from Laurel Heights LLP, but he will continue to be eligible for discretionary partnership profit allocations.
Alejandro San Miguel
     Pursuant to his employment agreement with the Company, Mr. San Miguel serves as General Counsel and Corporate Secretary of the Company and receives: (a) an annual salary of $500,000, (b) an annual bonus equal to at least $1.0 million, a portion of which may be conditioned upon the achievement of performance goals, (c) an award of 253,631 shares of restricted stock, which will vest as described below under “— Restricted Stock Award”, and (d) other benefits as set forth in the employment agreement. Mr. San Miguel is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the LTIP.
     The description of certain relationships and related transactions of the Company contained in the sections of the Definitive Proxy Statement entitled “Summary—The Acquisition—Interests of Freedom Directors and Officers in the Acquisition” beginning on page 16, “Summary—The Acquisition—Interests of Principals, Trustees and Key Personnel of GLG in the Acquisition” beginning on page 17, “Certain Relationships and Related Person Transactions” beginning on page 225 and “Management Following the Acquisition—Controlled Company” beginning on page 215 is incorporated herein by reference.
     (d) In connection with the Acquisition, the size of the Board was increased to nine members, and effective as of the consummation of the Acquisition on November 2, 2007, Noam Gottesman, Emmanuel Roman, Ian Ashken, Paul Myners and Peter Weinberg were appointed as directors of the Company, to serve together with the Company’s continuing directors Nicolas Berggruen, Martin Franklin, James Hauslein and William Lauder. Mr. Ashken was also appointed to serve on each of the Audit Committee and Compensation Committee of the Board.
     (e) At the special meeting of stockholders of the Company held on October 31, 2007, the Company’s stockholders approved the adoption of the (i) the Restricted Stock Plan and (ii) the LTIP. The Restricted Stock Plan provides for the grants of restricted shares of common stock to employees, service providers and certain key personnel who hold direct or indirect limited partnership interests in certain GLG entities. The LTIP provides for the grants of incentive and non-qualified stock options, stock appreciation rights, common stock, restricted stock, restricted stock units, performance units and performance shares to employees, service providers, non-employee directors and certain key personnel who hold direct or indirect limited partnership interests in certain GLG entities.
     The description of each of the Restricted Stock Plan and the LTIP contained in the Definitive Proxy Statement in the sections entitled “The Restricted Stock Plan Proposal” and “The Incentive Plan Proposal” beginning on pages 112 and 119, respectively, is incorporated herein by reference. The summary of each of the Restricted Stock Plan and the LTIP in the Definitive Proxy Statement is qualified in its entirety by reference to the full text of the Restricted Stock Plan and the LTIP, respectively, copies of which were filed as Annexes I and J, respectively, to the Definitive Proxy Statement.

Restricted Stock Award
     Pursuant to a restricted stock award agreement entered into on November 2, 2007, Mr. San Miguel was awarded 253,631 shares of restricted stock under Sub-Plan A of the LTIP. The shares vest as follows: (a) 25% of 105,263 shares will vest on each of the first, second, third and fourth anniversaries of the grant date; (b) 25% of 74,184 shares will vest on each of the second, third, fourth and fifth anniversaries of the grant date; and (c) 25% of 74,184 shares will vest on each of the third, fourth, fifth and sixth anniversaries of the grant date.
     If one of the following events occurs prior to vesting of his shares of restricted stock, then 100% of the shares will vest on the date of occurrence of such event: (a) Mr. San Miguel’s death or disability; (b) the occurrence of certain changes in management or (c) the occurrence of a change of control followed by termination of service either (i) because the Company has terminated Mr. San Miguel’s employment without cause or (ii) by Mr. San Miguel for good reason.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change In Fiscal Year.
Restated Certificate of Incorporation
     Following approval by the Company’s stockholders at the special meeting held on October 31, 2007, the Company filed an amendment to its certificate of incorporation on November 2, 2007 that:
•	changed its name from “Freedom Acquisition Holdings, Inc.” to “GLG Partners, Inc.”;

•	increased the number of authorized shares of its capital stock from 201,000,000 shares to 1,150,000,000 shares, including: (a) increasing the authorized shares of Common Stock from 200,000,000 to 1,000,000,000; and (b) increasing the authorized shares of preferred stock, par value $0.0001 per share, of the Company from 1,000,000 to 150,000,000, of which 58,904,993 shares were designated by the Board as Series A Preferred Stock;

•	increased from the affirmative vote of a majority of the quorum present at the meeting or a majority of the outstanding shares of Common Stock, as applicable, to the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of capital stock entitled to vote generally, voting together as a single class, the vote required for the Company’s stockholders to: (a) adopt, alter, amend or repeal the bylaws; (b) remove a director (other than directors elected by a series of preferred stock of the Company, if any, entitled to elect a class of directors) from office, with or without cause; or (c) amend, alter or repeal certain provisions of the certificate of incorporation which require a stockholder vote higher than a majority vote, including the amendment provision itself, or to adopt any provision inconsistent with those provisions; and

•	amended certain other provisions of the certificate of incorporation relating to, among other things, the Company’s registered agent, the ability to call special meetings of stockholders, the scope of the indemnification of officers and directors and certain other ministerial amendments.
     These pre-closing amendments to the Company’s certificate of incorporation are described in the Definitive Proxy Statement in the sections entitled “The Name Change Proposal” beginning on page 100, “The Authorized Share Proposal” beginning on page 101, “The Majority Vote Proposal” beginning on page 109 and “The Other Pre-Closing Certificate Amendments Proposal” beginning on page 110, which information is incorporated herein by reference.
     On November 2, 2007, the Company also filed a Certificate of Designation setting forth the rights, preferences and privileges of the Series A Preferred Stock, which are described in the section of the Definitive Proxy Statement entitled “The Authorized Share Proposal—Description of Capital Stock—Preferred Stock” beginning on page 105, which information is incorporated herein by reference.
     Immediately following consummation of the Acquisition on November 2, 2007, the Company filed a second amendment to its certificate of incorporation that deleted certain provisions of (a) Article Third and Article Fourth, paragraph B and (b) the entirety of Article Fifth of the certificate of incorporation, all of which related to the operation of the Company as a blank check company prior to the consummation of a business combination, and added provisions regarding dividends and distributions. This post-closing amendment to the Company’s certificate of incorporation described in the Definitive Proxy Statement in the section entitled “The Post-Closing Certificate Amendment Proposal” beginning on page 111, which information is incorporated herein by reference.
     The Company filed a restated certificate of incorporation reflecting all of the foregoing amendments on November 2, 2007. The restated certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K, which information is incorporated herein by reference.
Amended Bylaws
     The Company also amended its bylaws effective November 2, 2007. The amended bylaws included the following modifications:
•	removal of the stockholders’ ability to call a special meeting of stockholders;

•	removal of the stockholders’ ability to act by written consent;

•	provision for (a) the indemnification of the Company’s directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL and (b) the procedures from making claims of indemnification thereunder; and

•	creation of the positions of Co-Chief Executive Officer.
     The foregoing summary is qualified in its entirety by reference to the full text of the amended bylaws filed as Exhibit 3.5 to the Company’s amended Registration Statement on Form 8-A/A filed on November 2, 2007 and incorporated herein by reference.
Item 5.06. Change in Shell Company Status.
     The material terms of the Acquisition, in which each Acquired Company became a wholly owned subsidiary of the Company, are described in the Definitive Proxy Statement in the sections entitled “The Acquisition Proposal” beginning on page 61, the “Acquisition” beginning on page 67 and the “The Purchase Agreement” beginning on page 77, which information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
     The combined financial statements of GLG as of and for the nine months ended September 30, 2007 and for the nine months ended September 30, 2006 and as of and for the years ended December 31, 2006, 2005 and 2004 are filed as Exhibit 99.1 to this Current Report on Form 8-K, which information is incorporated herein by reference.
(b) GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations
(c) Pro Forma Financial Information
     The unaudited condensed combined pro forma financial information as of and for the nine months ended September 30, 2007 and for the twelve months ended December 31, 2006 is furnished as Exhibit 99.3 to this Current Report on Form 8-K, which information is incorporated herein by reference.
(d) Exhibits

3.1	Restated Certificate of Incorporation

3.2	Amended Bylaws, filed as Exhibit 3.5 to the Company’s amended Registration Statement on Form 8-A/A, are incorporated herein by reference.

10.1.1	Form of Indemnity Agreement between the Company and its directors, officers, employees and agent

10.1.2	Schedule identifying agreements substantially identical to the Form of Indemnity Agreement constituting Exhibit 10.6.1 hereto entered into between the Company and the directors and executive officers of the Company

10.2.1	Restricted Stock Agreement dated November 2, 2007 between the Company and Alejandro San Miguel under the LTIP

16.1	Letter regarding change in certifying accountant from Rothstein, Kass & Company, P.C.

99.1	GLG Financial Information

99.2	GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel
Alejandro San Miguel
General Counsel and Corporate Secretary

Date: November 8, 2007

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Restated Certificate of Incorporation

3.2	Amended Bylaws, filed as Exhibit 3.5 to the Company’s amended Registration Statement on Form 8-A/A, are incorporated herein by reference.

10.1.1	Form of Indemnity Agreement between the Company and its directors, officers, employees and agent

10.1.2	Schedule identifying agreements substantially identical to the Form of Indemnity Agreement constituting Exhibit 10.6.1 hereto entered into between the Company and the directors and executive officers of the Company

10.2.1	Restricted Stock Agreement dated November 2, 2007 between the Company and Alejandro San Miguel under the LTIP

16.1	Letter regarding change in certifying accountant from Rothstein, Kass & Company, P.C.

99.1	GLG Financial Information

99.2	GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Unaudited Pro Forma Condensed Combined Financial Information